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                SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549




                             Form 8-K


                          Current Report




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  Date of Report:  April 30, 1996




                      AT&T CAPITAL CORPORATION



A Delaware                 Commission File             I.R.S. Employer
Corporation                  No. 1-11237               No. 22-3211453






           44 Whippany Road, Morristown, New Jersey 07962-1983

                      Telephone Number (201) 397-3000




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Form 8-K                                      AT&T Capital Corporation
April 30, 1996


Item 5.  Other Events

On April 30, 1996, AT&T Capital Corporation issued a press release which stated, in pertinent part, as follows:

     "Morristown, N.J. -- AT&T Capital Corporation (NYSE-TCC) today announced that AT&T Corp. (AT&T), the company's 86-percent stockholder, has delivered a letter to it requesting it to effect the registration of 30,879,656 shares of the company's common stock for sale by AT&T, as selling stockholder. After the consummation of any such offering, AT&T would own 9,370,344 shares of the company's common stock, which represents approximately 20 percent of AT&T Capital's currently outstanding common stock.

     AT&T Capital said that AT&T's request was made under terms of a Registration Rights Agreement that the company entered into with AT&T in June 1993. AT&T said in its letter that it wishes to complete the offering as soon as possible'. The company expects that it will be in a position to file a registration statement with the SEC by the end of May. The timing of any filing or offering would be subject to market conditions. AT&T also noted that it would be appropriate for AT&T Capital to continue to explore private sale alternatives.

     Any offering of AT&T Capital's common stock would be made only by means of a prospectus."






















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Form 8-K                                      AT&T Capital Corporation
April 30, 1996




                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         AT&T CAPITAL CORPORATION








                                       By: Edward Dwyer
                                           Chief Financial Officer



May 1, 1996






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Form 8-K                                      AT&T Capital Corporation
April 30, 1996


                            EXHIBIT INDEX


Exhibit
Number
_______

  99   AT&T Capital Corporation Press Release issued April 30, 1996